EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

J.Jill, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share, issuable pursuant to the J.Jill, Inc. Amended & Restated 2017 Omnibus Equity Incentive Plan	Other	750,000	$21.14	$15,855,000	0.00011020	$1,747.22
	Total Offering Amounts				$15,855,000		$1,747.22
	Total Fees Previously Paid						-
	Total Fee Offsets						-
	Net Fee Due						$1,747.22

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of J.Jill, Inc.’s common stock reported by the New York Stock Exchange as of June 23, 2023.